UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Enzo Biochem, Inc.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENZO BIOCHEM, INC.

527 Madison Avenue
New York, New York 10022

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

To be held on January 4, 2021

To All Shareholders of Enzo Biochem, Inc.:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Enzo Biochem, Inc., a New York corporation (“we” or the “Company”), will be held virtually over the internet using the link,www.virtualshareholdermeeting.com/ENZ2020, on Monday, January 4, 2021 at 9:00 a.m., EST, for the following purposes:

1.	to elect (i) Elazar Rabbani, Ph.D. and Ian Walters, M.D. to the Company’s Board of Directors (the “Board”) as Class III Directors, to hold office for a term of three (3) years or until their successors have been duly elected and qualified, and (ii) Mary Tagliaferri, M.D. to the Board as a Class II Director, to hold office for a term of two (2) years or until her successor has been duly elected and qualified;

2.	to approve, by a nonbinding advisory vote, the compensation of the Company’s Named Executive Officers;

3.	to ratify the Company’s appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2021;

4.	to approve the amendment and restatement of the Company’s Amended and Restated 2011 Incentive Plan, including an increase in the number of shares of common stock authorized for grant under such plan; and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record as of the close of business on November 23, 2020, the date fixed by the Board as the record date for the meeting, are entitled to notice of, and to vote at, the meeting. As a result of the coronavirus (COVID-19) outbreak, this annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will be conducted via live webcast. Shareholders will have the same rights and opportunities to participate in our virtual annual meeting as they would at an in-person meeting. For more information on our virtual annual meeting, including details on how to attend the meeting, see the instructions under “Instructions for the Virtual Annual Meeting” on page 1 of this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of the Company’s common stock you own, you are requested to sign, date and return the enclosed proxy card promptly. Any shareholder of record who submits a proxy card retains the right to revoke such proxy card by: (i) submitting a written notice of such revocation to the President of the Company so that it is received no later than 5:00 p.m., EST on December 31, 2020; (ii) submitting a duly signed proxy card bearing a later date than the previously signed and dated proxy card to the President of the Company so that it is received no later than 5:00 p.m., EST on December 31, 2020; or (iii) attending the Annual Meeting virtually and voting thereat the shares represented by such proxy card. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a completed, signed and dated proxy card previously returned. All such later-dated proxy cards or written notices revoking a proxy card should be sent to Enzo Biochem, Inc., 527 Madison Avenue, New York, New York 10022, Attention: Barry W. Weiner, President. If you hold shares of the Company’s common stock in street name, you must contact the firm that holds your shares to change or revoke any prior voting instructions.

Please read carefully the enclosed Proxy Statement, which explains the proposals to be considered by you and acted upon at the Annual Meeting.

The Board has fixed the close of business on November 23, 2020 as the record date for the determination of holders of record of the Company’s common stock entitled to notice of, and to vote at, the Annual Meeting. A list of shareholders of record of the Company as of the record date will remain open for inspection during the Annual Meeting until the closing of the polls thereat.

If you have any questions about the procedures for admission to the Annual Meeting, please contact Investor Relations at (212) 583-0100.

November 27, 2020	By Order of the Board of Directors,

/s/ Barry W. Weiner
Barry W. Weiner
President and Treasurer

ALL HOLDERS OF RECORD OF THE COMPANY’S COMMON STOCK (WHETHER THEY
INTEND TO ATTEND THE ANNUAL MEETING OR NOT) ARE STRONGLY
ENCOURAGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY
CARD ENCLOSED WITH THE ACCOMPANYING PROXY STATEMENT.

ENZO BIOCHEM, INC.

PROXY STATEMENT

2020 ANNUAL MEETING OF SHAREHOLDERS

To be held on January 4, 2021

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Enzo Biochem, Inc., a New York corporation (”we” or the “Company”), for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually over the internet using the link, www.virtualshareholdermeeting.com/ENZ2020, on Monday, January 4, 2021, at 9:00 a.m., EST, or any adjournment or adjournments thereof. This Proxy Statement, together with the accompanying Annual Report on Form 10-K for the fiscal year ended July 31, 2020 and the Proxy Card, are first being mailed to shareholders on or about November 27, 2020. Only shareholders of record as of the close of business on November 23, 2020 are entitled to notice of, and to vote at, the Annual Meeting.

The Board may use the services of the Company’s directors, officers and other regular employees to solicit proxies personally or by telephone and may request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other materials to their principals and reimburse them for their out-of-pocket expenses in so doing. The cost of solicitation of proxies, estimated to be approximately $8,500, will be borne by the Company. Each proxy duly executed and returned to the Company is revocable. The procedure a shareholder must follow to revoke its proxy depends on how such shareholder holds its shares. Registered holders of the Company’s common stock, par value $0.01 per share (“Common Stock”), may revoke a previously submitted proxy by submitting another valid later dated proxy or by providing a signed letter of revocation to the Corporate Secretary of the Company before the closing of the polls at the Annual Meeting. Only the latest dated validly executed proxy will count. Shareholders also may revoke any previously submitted proxy by attending the Annual Meeting and voting their shares during the Annual Meeting. Note that simply attending the Annual Meeting without taking one of the above actions will not revoke a proxy. In general, shareholders holding shares in “street name” may revoke previously submitted voting instructions by submitting to their custodian another valid voting instruction or a signed letter of revocation. Shareholders holding shares in “street name” should contact their custodian for detailed instructions on how to revoke their voting instruction and the applicable deadlines.

Instructions for the Virtual Annual Meeting

As a result of the coronavirus (COVID-19) outbreak, the Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The Annual Meeting will be conducted via live webcast. Shareholders will have the same rights and opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting.

To attend the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/ENZ2020 and enter the 16-digit control number included on your proxy card or voting instruction form. The meeting will start at 9:00 a.m., EST on January 4, 2021. We encourage you to access the virtual Annual Meeting prior to the start time to familiarize yourself with the virtual platform and ensure you can hear the streaming audio. Online access will be available starting at 8:30 a.m., EST on January 4, 2021.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection from wherever they intend to participate in the virtual Annual Meeting.

While we strongly encourage you to vote your shares prior to the virtual Annual Meeting, shareholders may also vote during the meeting. Once logged in, you will be able to vote your shares by clicking the “Vote Here!” button.

Shareholders may submit written questions once logged into the virtual Annual Meeting platform. Questions pertinent to meeting matters will be answered during the question and answer portion of the virtual Annual Meeting, subject to a time limit prescribed by the Rules of Conduct that will be posted to the virtual Annual Meeting platform on the day of the meeting. The Rules of Conduct will also provide additional information about the relevancy of questions to meeting matters.

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, you should call the technical support number that will be posted on the virtual shareholder meeting login page.

Voting Securities and Votes Required

The Board has fixed the close of business on November 23, 2020 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). As of the Record Date, the Company had outstanding 47,895,050 shares of Common Stock. Each share of Common Stock entitles the record holder thereof to one vote on each matter brought before the Annual Meeting. No shares of preferred stock were outstanding as of the Record Date. A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum. Rights of appraisal or similar rights of dissenters are not available to shareholders of the Company with respect to any matter to be acted upon at the Annual Meeting.

A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. A “broker non-vote” will also be counted for the purpose of determining the presence of a quorum. A “broker non-vote” occurs when a beneficial owner whose shares are held of record by a broker does not instruct the broker how to vote those shares and the broker does not otherwise have discretionary authority to vote on a particular matter. Brokers are not permitted to vote shares without instructions on proposals that are not considered “routine.” Accordingly, brokers are entitled to vote on Proposal Number 3 (the ratification of the independent registered public accounting firm), which is considered a “routine” matter, but brokers are not entitled to vote on Proposal Number 1 (the election of directors) or Proposal Number 2 (advisory vote on executive compensation) or Proposal Number 4 (approval of the amendment and restatement of the Amended and Restated 2011 Incentive Plan). In order to avoid a broker non-vote on these proposals, a beneficial owner whose shares are held of record by a broker must send voting instructions to that broker.

The election of each nominee for Director (Proposal 1), which is an uncontested election, will require the affirmative vote of the majority of the votes cast either “for” or “against” the nominee’s election by holders of shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on such proposal. This means that the number of votes cast “for” the nominee’s election must exceed the number of votes cast “against” their election in order for that candidate to be elected to serve as a Director of the Company. Shareholders may vote “for,” “against” or “abstain” to vote for the Director-nominee. A properly executed proxy card marked “abstain” and broker non-votes with respect to a Director-nominee will not be voted with respect to the election of that Director-nominee, although they will be counted for purposes of determining whether there is a quorum present at the Annual Meeting for the transaction of business. As a result, such votes will have no effect on the Director election since only votes “for” or “against” a nominee will be counted. An incumbent director who does not receive more votes cast “for” than “against” in his or her election in an uncontested election must tender his or her resignation to our Board and our Board will decide, through a process managed by the Nominating/Governance Committee, whether to accept such resignation or to have such director serve on a holdover basis until a successor is appointed.

The approval of Proposal 2 will require the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on such proposal. Shareholders may vote “for,” “against” or “abstain” with respect to Proposal 2. While our Board intends to carefully consider the shareholder vote resulting from Proposal 2, the vote is not binding on us and is advisory in nature. Under the rules of the New York Stock Exchange (“NYSE”), abstentions will be counted as “votes cast” and will have the same effect as a vote “against” for the purpose of determining whether a majority of the votes cast have been voted “for” Proposal 2. Broker non-votes will not be counted as “votes cast” on Proposal 2 and will have no effect on the outcome of the vote with respect to Proposal 2.

The ratification and approval of Proposal 3 will require the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on such proposal. Shareholders may vote “for,” “against” or “abstain” with respect to Proposal 3. Under the rules of the NYSE, abstentions will be counted as “votes cast” and will have the same effect as a vote “against” for the purpose of determining whether a majority of the votes cast have been voted “for” Proposal 3. Broker non-votes will not be counted as “votes cast” on Proposal 3 and will have no effect on the outcome of the vote with respect to Proposal 3.

The approval of Proposal 4 will require the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on such proposal. Shareholders may vote “for,” “against” or “abstain” with respect to Proposal 4. Under the rules of the NYSE, abstentions will be counted as “votes cast” and will have the same effect as a vote “against” for the purpose of determining whether a majority of the votes cast have been voted “for” Proposal 4. Broker non-votes will not be counted as “votes cast” on Proposal 4 and will have no effect on the outcome of the vote with respect to Proposal 4.

If you are a shareholder whose shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, and you return a signed Proxy Card without giving specific voting instructions, then the individuals designated as proxy holders on the Proxy Card will vote your shares in accordance with the recommendations of the Board: (i) “FOR” the election of the Board nominees listed herein, (ii) “FOR” the approval of the non-binding advisory vote on the Company’s executive compensation (iii) “FOR” the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2021 and (iv) “FOR” the approval of the amendment of the Company’s Amended and Restated 2011 Incentive Plan.

Please vote your proxy so your vote can be counted.

Enzo Biochem shareholders who have questions about matters to be voted on at the annual meeting or who desire additional copies of this Proxy Statement or additional proxy or voting instruction cards should contact:

Enzo Biochem, Inc.

527 Madison Avenue

New York, New York 10022

(212) 583-0100

Attn.: Investor Relations

or

Kingsdale Advisors

(888) 518-1554 (toll-free in North America)

(416) 867-2272 (outside of North America)

e-mail: contactus@kingsdaleadvisors.com

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

This Proxy Statement, the form of proxy card, our 2020 Annual Report to Shareholders and our Annual Report on Form 10-K for our fiscal year ended July 31, 2020, are available to you on our website at www.enzo.com. Shareholders may also obtain a copy of these materials by writing to Enzo Biochem, Inc., 527 Madison Avenue, New York, New York 10022, Attention: Barry W. Weiner, President. Upon payment of a reasonable fee, shareholders may also obtain a copy of the exhibits to our Annual Report on Form 10-K for our fiscal year ended July 31, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information, as of November 23, 2020 concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the shares of Common Stock of the Company, the executive officers named in the “Summary Compensation Table” as “Named Executive Officers,” all current directors and the Board’s Class II and Class III Director-nominees, and all current directors, executive officers and key employees of the Company as a group, based upon the number of outstanding shares of Common Stock as of the close of business on November 23, 2020.

The percentages in the “Percent of Class” column are calculated in accordance with the rules of the Securities and Exchange Commission (the “SEC”), under which a person may be deemed to be the beneficial owner of shares if that person has or shares the power to vote or dispose of those shares or has the right to acquire beneficial ownership of those shares within 60 days (for example, through the exercise of an option or warrant). The shares shown in the table as beneficially owned by certain individuals may include shares owned by certain members of their respective families. Because of these rules, more than one person may be deemed to be the beneficial owner of the same shares. The inclusion of the shares shown in the table is not necessarily an admission of beneficial ownership of those shares by the person indicated. Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Elazar Rabbani, Ph.D.	2,023,044	(3)	4.1%
Barry W. Weiner	1,456,463	(4)	3.0%
David Bench	-	(5)	*
Dieter Schapfel, M.D.	131,817	(6)	*
Kara Cannon	86,013	(7)	*
Dov Perlysky	816,898	(8)	1.7%
Rebecca J. Fischer.	-		*
Mary Tagliaferri, M.D.	-	(9)	*
Ian B. Walters, M.D.	-	(10)	*
Harbert Management Corp	5,620,681	(11)	11.7%
Evermore Global Advisors LLC	2,950,204	(12)	6.2%
Renaissance Technologies, LLC	3,586,723	(13)	7.5%
BlackRock Fund Advisors	3,608,766	(14)	7.5%
All directors, executive officers and key employees as a group (9 persons)	4,514,235	(15)	9.2%

*	Represents beneficial ownership of less than 1%.

(1)	Except as otherwise noted in the footnotes to the table, all shares of Common Stock are beneficially owned and the sole investment and voting power is held by the persons named, and such persons’ address is c/o Enzo Biochem, Inc., 527 Madison Avenue, New York, New York 10022.

(2)	For directors, executive officers and key employees of the Company, based upon 48,977,105 shares of Common Stock considered outstanding as of the close of business on the Record Date. Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within 60 days from the date hereof is treated as outstanding when determining the amount and percentage of Common Stock owned by directors and executive officers individually and as a group.

(3)	Includes (i) 353,000 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof, (ii) 5,308 shares of Common Stock held in the name of Dr. Rabbani as custodian for certain of his children, (iii) 18,794 shares of Common Stock held in the name of Dr. Rabbani’s wife as custodian for certain of their children, and (iv) 43,188 shares of Common Stock held in the Company’s 401(k) plan.

(4)	Includes (i) 310,000 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof, (ii) 3,638 shares of Common Stock that Mr. Weiner holds as custodian for certain of his children, and (iii) 43,195 shares of Common Stock held in the Company’s 401(k) plan.

(5)	Mr. Bench became Chief Financial Officer and Principal Accounting Officer on December 23, 2019.

(6)	Includes 112,000 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof, and (ii) 18,649 shares of Common Stock held in the Company’s 401(k) plan. This individual is considered a key employee.

(7)	Includes 70,665 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof, and (ii) 15,348 shares of Common Stock held in the Company’s 401(k) plan. This individual is considered a key employee.

(8)	Includes (i) 259,510 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof, (ii) 30,000 shares owned by Laya Perlysky (Mr. Perlysky’s wife) in an IRA account of which Mr. Perlysky disclaims beneficial ownership, (iii) 18,250 shares owned by Irwin Dov Perlysky IRA, (iv) 109,237 shares owned directly by RSD 2012 GRAT, of which Mr. Perlysky is the trustee of which Mr. Perlysky disclaims beneficial ownership; (v) 45,000 shares owned by Sky Ventures LLC, of which Mr. Perlysky is the manager, (vi) 38,353 shares owned directly by Mr. Perlysky, (vii) 325,875 shares owned by Kinder Investments LLP, (viii) 6,981 shares owned by Krovim LLC, (ix) 3,225 shares owned by MidAtlantic Capital LLC, (x) 3,139 shares owned directly by Laya Perlysky of which Mr. Perlysky disclaims beneficial ownership, and (xi) 448 shares owned by LDP Family Partnership LP of which Mr. Perlysky disclaims beneficial ownership.

(9)	Dr. Tagliaferri became a director of the Company on November 17, 2020.

(10)	Dr. Walters became a director of the Company on November 25, 2020.

(11)	The address of Harbert Management Corp. is 2100 Third Avenue North, Suite 600, Birmingham, AL 35203. This information is based solely on a Schedule 13D filed on November 18, 2020.

(12)	The address of Evermore Global Advisors, LLC is 89 Summit Avenue, Summit NJ 07901. This information is based solely on a Schedule 13F filed as of September 30, 2020.

(13)	The address of Renaissance Technologies, LLC is 800 Third Avenue, New York, NY 10022. This information is based solely on a Schedule 13F filed as of September 30, 2020.

(14)	The address of BlackRock Fund Advisors is 400 Howard St., San Francisco, CA 94105. This information is based solely on a Schedule 13F filed as of September 30, 2020.

(15)	Includes 1,082,055 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof.

PROPOSAL 1
ELECTION OF DIRECTORS

Board Nominees for Election at the Annual Meeting

The Board has three staggered classes of Directors, each of which serves for a term of three years. At the Annual Meeting, the Board’s Class III and Class II Directors will be elected to hold office for a term of three years or until their successors are elected and qualified. Unless otherwise instructed, the shares represented by validly submitted proxy cards will be voted “FOR” the election of the below-listed Board nominees to serve as Class III and Class II Directors of the Company. Our management has no reason to believe that the below-listed Board nominees will not be candidates or will be unable to serve as Class III and Class II Directors. However, in the event that the below-listed Board nominees should become unable or unwilling to serve as Class III or Class II Directors, the proxy cards will be voted for the election of such alternate person as shall be designated by the Class I Directors currently on the Board. If any alternate person is designated by the Class I Directors currently on the Board to serve as Class III and Class II Director-nominees, the Company will publicly notify shareholders by press release and will promptly distribute to shareholders revised proxy materials (including a revised proxy card) that (i) identify each such substitute nominee, (ii) disclose whether such substitute nominee has consented to being named in the revised proxy statement and to serve if elected and (iii) include certain other disclosure required by applicable federal proxy rules and regulations with respect to each such substitute nominee.

The total cumulative length of time that any “Outside Director” (a member of the Board who is not an officer or employee of the Company) may serve on the Board is limited to a maximum of three, three-year terms, whether consecutively or in total, plus any portion of an earlier three-year term that such Outside Director may have been appointed to serve. The term limit set forth above may be extended for up to a maximum of one additional term if such individual is renominated by the unanimous agreement of the Board.

Biographical Information for Nominees

CLASS III DIRECTOR NOMINEES TO SERVE UNTIL

THE 2023 ANNUAL MEETING, IF ELECTED:

		Year First
		Became a
Name	Age	Director
Elazar Rabbani, Ph.D.	77	1976
Ian Walters, M.D.	52	2020

ELAZAR RABBANI, Ph.D., is an Enzo Biochem founder and has served as the Company’s Chairman of the Board and Chief Executive Officer since its inception in 1976 and as Secretary since November 25, 2009. Dr. Rabbani has authored numerous scientific publications in the field of molecular biology, in particular, nucleic acid labeling and detection. He is also the lead inventor of many of the Company’s pioneering patents covering a wide range of technologies and products.

Dr. Rabbani received his Bachelor of Arts degree from New York University in Chemistry and his Ph.D. in Biochemistry from Columbia University. He is a member of the American Society for Microbiology.

We believe that Dr. Rabbani’s qualifications to serve on the Board are demonstrated by his extensive knowledge of our industry and his accomplishments over the last 44 years, including building our intellectual property estate and the commercialization of technology, which has generated significant revenues for the Company.

Ian B. Walters, M.D. has been a director of the Company since November 25, 2020. Dr. Walters is an experienced entrepreneur and drug developer with leadership in the development of over 30 drugs in multiple therapeutic areas involving diverse technologies, leading to five new oncology drug approvals. His previous roles include Executive Director of Global Oncology Clinical Research, and Business Development for Bristol-Myers Squibb and Medical Director at Millennium Pharmaceuticals. Dr. Walters is currently CEO and Director of Portage Biotech, a publicly traded clinical stage biopharmaceutical company developing an innovative portfolio of immuno-oncology assets. He is also founder of seven of Portage’s portfolio companies. Dr. Walters holds an MBA from the Wharton School of the University of Pennsylvania. He received his MD at the Albert Einstein College of Medicine and completed doctoral training in experimental medicine at The Rockefeller University. Dr. Walters has been the lead author or contributor to approximately 60 journal publications.

We believe that Dr. Walter’s qualifications to serve on the Board are demonstrated by his professional background, experience in the healthcare field, and other current and past board and management positions, making him well qualified as a member of our Board.

CLASS II DIRECTOR NOMINEE TO SERVE UNTIL

THE 2022 ANNUAL MEETING, IF ELECTED:

		Year First
		Became a
Name	Age	Director
Mary Tagliaferri, M.D.	53	2020

MARY TAGLIAFERRI, M.D., has been a director of the Company since November 17, 2020. Dr. Tagliaferri is currently a member of the Company’s Audit Committee. Dr. Tagliaferri has been serving as Senior Vice President and Executive Clinical Fellow for Nektar Therapeutics, a Nasdaq-listed company, since March 2020 and previously served as Chief Medical Officer from November 2017 to March 2020, Senior Vice President, Clinical Development from April 2017 to October 2017 and Vice President of Clinical Development from January 2015 to March 2017. Dr. Tagliaferri served as Consultant for InterMune from March 2014 to December 2014. Dr. Tagliaferri served as Chief Medical Officer of Kanglaite, Inc. from October 2012 to April 2014. Dr. Tagliaferri was the co-founder of Bionovo, Inc. (formerly a Nasdaq-listed company, which filed a Chapter 7 petition in the U.S. Bankruptcy Court for the Northern District of California on October 26, 2012, and is no longer active) and served as its Chief Medical Officer, Chief Regulatory Officer, Secretary and Treasurer and a member of the Board of Directors from February 2002 to June 2012 and President from May 2007 to June 2012. Dr. Tagliaferri received her Bachelor of Science Degree in Agricultural Economics and Business Management from Cornell University in 1988, Post Baccalaureate Degree in Science from Bryn Mawr College in 1996, Master of Science Degree, Oriental Medicine from the American College of Traditional Chinese Medicine, San Francisco, California in 1995 and Medical Degree from the University of California, San Francisco in 2002. Dr. Tagliaferri completed her residency in internal medicine at Alameda County Medical Center, Oakland, California, in 2003 and a research fellowship in translational science at the University of California, San Francisco in 1999. She has contributed to approximately 70 publications.

We believe that Dr. Tagliaferri’s qualifications to serve on the Board are demonstrated by her professional background, experience in the healthcare field and past board position, making her well qualified as a member of our Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE ABOVE-NAMED BOARD NOMINEES TO SERVE AS CLASS III AND CLASS II DIRECTORS OF THE COMPANY.

The persons named as proxies intend to vote the proxies “FOR” the election of this nominee unless you indicate on the proxy card a vote “AGAINST” or “ABSTAIN” to vote with respect to the nominee. If for some reason the director nominee is unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board. If a substitute nominee is designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules.

DIRECTORS WHO ARE CONTINUING IN OFFICE:

Class I: Term to Expire at the 2021 Annual Meeting in 2022

		Year First
		Became a
Name	Age	Director
Rebecca J. Fischer	52	2019
Dov Perlysky	58	2012

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

The current directors, executive officers and key employees of the Company and its subsidiaries are identified in the table below.

Name	Age	Year Became a Director, Executive Officer or Key Employee	Position
Elazar Rabbani, Ph.D.(1)(2).	77	1976	Chairman of the Board, Chief Executive Officer and Secretary
Barry W. Weiner	70	1977	President and Treasurer
David Bench	47	2019	Chief Financial Officer
Dieter Schapfel, M.D.	57	2014	Chief Medical Director, Enzo Clinical Labs
Kara Cannon	52	2018	Chief Commercial Officer
Dov Perlysky	58	2012	Director
Rebecca J. Fischer	52	2019	Director
Mary Tagliaferri, M.D(2)	53	2020	Director
Ian B. Walters, M.D.(2)	52	2020	Director

(1)	Director term expires at the Annual Meeting.

(2)	Director nominee

Biographical Information Regarding Other Directors, Executive Officers and Key Employees

BARRY W. WEINER is the Company’s President and Treasurer as well as a founder of the Company. He has served as the Company’s President since 1996, and previously held the position of Chief Financial Officer until December 2019 and Director until February 2020. He has also previously held the position of Executive Vice President. Before his employment with Enzo Biochem, he worked in several managerial and marketing positions at the Colgate Palmolive Company. Mr. Weiner is a member of the New York Biotechnology Association. He received his Bachelor of Arts degree in Economics from New York University and his Master of Business Administration in Finance from Boston University.

DAVID BENCH has been the Chief Financial Officer for Enzo Biochem since December 2019. Mr. Bench has over 23 years of financial experience as a Chief Financial Officer, investment banker, research analyst, and financial advisor. He most recently served as Chief Financial Officer of ELLKAY, LLC, a healthcare information technology company servicing diagnostic laboratories, electronic medical record providers, payers, hospital/health systems and ambulatory practices. Mr. Bench was also Founder and President of DBC Group, Corp., an advisory and consulting firm based in New York City, where he assisting both public and private global corporations with cash flow management, operational performance, strategic growth planning, capital structure, valuation analysis, as well as budgeting and expense control. He previously held the position of senior investment banker at Arete Wealth Management, where he covered the telecommunications, media and technology industries. Earlier in his career, Mr. Bench was a Vice President of Institutional Equity Research at Arnhold and S. Bleichroeder in New York and in the Mergers & Acquisitions Group within the Investment Banking division of Lazard Fréres L.L.C. He received his Bachelor’s degree in Economics from Brandeis University and his Master’s degree in International Economics and Finance from the International Business School at Brandeis University. Mr. Bench received his Series 7, 63, 79, 86, and 87 securities licenses from the Financial Industry Regulatory Authority (FINRA).

DIETER SCHAPFEL, M.D., is the Chief Medical Director for Enzo Clinical Labs and has been employed with the Company since 2012, initially as a consulting pathologist. Dr. Schapfel served as Medical Director of Pathology at Southside Hospital–North Shore/Long Island Jewish Health System from 2006 to 2012. He served as a staff pathologist at Huntington Hospital from January 2004 to June 2006. Dr. Schapfel served as director of Pathology and Medical Affairs and the College of American Pathologists director of Pathology, Dublin, Ireland and Farmingdale, New York for Icon Laboratories from February 2002 to October 2003. Dr. Schapfel is a graduate of the State University of New York at Stony Brook, College of Medicine, where he also served his residency.

He is a diplomat of the American Board of Pathology with certification in Anatomic and Clinical Pathology and is also a diplomat of The National Board of Medical Examiners.

KARA CANNON is Chief Commercial Officer and has been employed with the Company since 2011. She is responsible for strategic and tactical marketing, sales, manufacturing and general management of the operations. Ms. Cannon previously held executive positions at Pall Corporation, where she focused on commercial operations within the areas of diagnostics, biotechnology and biosciences. She has also held marketing and technical positions at Dynal Biotech (now ThermoFisher Scientific). She has had extensive experience in the marketing and selling of innovative platforms for the diagnostics markets, as well as the development and execution of strategic plans for the growth and sustainability of diagnostic-related businesses. Ms. Cannon holds a BA from Franklin and Marshall College.

DOV PERLYSKY has been a director of the Company since September 2012. He is currently a member of the Company’s Audit, Compensation and Nominating/Governance Committees. Mr. Perlysky became the chairman of the Compensation Committee in 2017. Mr. Perlysky has been a member of the Board of Directors of Pharma-Bio Serv, Inc. since 2004, and was a former Director of Highlands State Bank until their sale to Lakeland Bank.  Mr. Perlysky has also been the managing member of Nesher, LLC, a private investment firm, since 2000 and was a director of Engex, Inc., a closed-end mutual fund and News Communications.  Mr. Perlysky was a vice president in the private client group of Laidlaw Global Securities, a registered broker-dealer. Mr. Perlysky received his Bachelor of Science in Mathematics and Computer Science from the University of Illinois in 1985 and his Master of Management from the J.L. Kellogg School of Management of Northwestern University in 1991.

We believe that Mr. Perlysky’s qualifications to serve on the Board are demonstrated by his professional background, experience in the healthcare field (including his director position at Pharma-Bio Serv, Inc.), other current and past board positions and finance background, making him well qualified as a member of our Board.

REBECCA J. FISCHER was appointed to the Board effective as of December 30, 2019. She is currently the Chief Financial Officer of Bellevue Hospital, the world-renowned flagship institution for New York City Health and Hospitals, with over 900 licensed beds and an operating budget of more than $950 million. She began her career at Bellevue as Associate Director in 2003, became Associate Executive Director in 2011, was promoted to Deputy CFO in 2016 and then promoted to CFO in 2017. In her role as CFO of Bellevue, Ms. Fischer is responsible for managing a team of financial managers and 400 other professionals. Her team oversees budgeting, revenue enhancement, utilization, financial reporting, cash management productivity improvement and affiliate relations with the NYU School of Medicine. She is also a key advisor to the hospital’s CEO and other members of the C-level team on strategic planning and resource allocation. In both her strategic and day-to-day responsibilities, Ms. Fischer is directly involved in guiding Bellevue and its leaders through complex government and private reimbursement practices. At Bellevue and throughout the HHC, she is viewed as a subject matter expert on optimal ways for hospitals to deliver the highest quality care at a time of enormous technological change and financial pressure. Ms. Fischer received her undergraduate degree cum laude from Cornell University and her Master of Public Administration in Health Policy and Management from New York University, where she was a recipient of the Robert F. Wagner, Jr. Fellowship.

We believe that Ms. Fischer’s qualifications to serve on the Board are demonstrated by her experience at Bellevue, her strengths at problem solving and her keen understanding of how to successfully navigate the intersection of investment spending with an unwavering commitment to science and innovation.

Family Relationships

Dr. Rabbani and Mr. Weiner are brothers-in-law.

Director Independence

Mr. Dov Perlysky, Ms. Mary J. Fischer, Dr. Mary Tagliaferri, and Dr. Ian B. Walters qualify as “Independent Directors” under the criteria established by the NYSE.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE ABOVE-NAMED BOARD NOMINEES TO SERVE AS CLASS III AND CLASS II DIRECTORS OF THE COMPANY.

CORPORATE GOVERNANCE

Corporate Governance Review and Shareholder Engagement

The Board and management are committed to responsible corporate governance to ensure that the Company is managed for the long-term benefit of its shareholders. To that end, for the past three years the Company has conducted regular outreach to its top shareholders as part of its commitment to be responsive to shareholder concerns. In 2020, we engaged with 60% of our top 25 institutional shareholders that collectively own over 46% of our Common Stock. During the past year, as in prior years, the Board and management have reviewed and updated, as appropriate, the Company’s corporate governance policies and practices, including the Company’s Amended and Restated By-Laws, as amended (the “By-Laws”), incorporating feedback received during the course of the Company’s engagements, which have become more focused on Board and governance matters over the past year. In an effort to further its commitment to responsible corporate governance, the Board:

●	adopted a Diversity Policy with respect to the evaluation of director nominees; and

●	amended its Lead Independent Director Charter to strengthen the duties of the Lead Independent Director role.

Corporate Governance Policies and Practices

The Company has a variety of policies and practices to foster and maintain responsible corporate governance, including the following:

Corporate Governance Guidelines - The Board adopted Corporate Governance Guidelines, which collect in one document many of the corporate governance practices and procedures that had evolved over the years. These guidelines address the duties of the Board, director qualifications and selection process, Board operations, Board committee matters and continuing education. The guidelines also provide for annual self-evaluations by the Board and its committees. The Board reviews these guidelines on an annual basis. The guidelines are available on the Company’s website at www.enzo.com and in print by contacting Investor Relations at (212) 583-0100.

Corporate Code of Business Conduct and Ethics - The Company has a Code of Business Conduct and Ethics that applies to all of the Company’s employees, officers and members of the Board. The Code of Business Conduct and Ethics is available on the Company’s website at www.enzo.com and in print by contacting Investor Relations at (212) 583-0100.

Board Committee Charters - Each of the Company’s Audit, Compensation and Nominating/ Governance Committees has a written charter adopted by the Board that establishes practices and procedures for such committee in accordance with applicable corporate governance rules and regulations. The charters are available on the Company’s website at www.enzo.com and in print by contacting Investor Relations at (212) 583-0100.

Diversity Policy - As part of the Company’s commitment to improved governance and in connection with the Company’s shareholder engagement program, the Board adopted a diversity policy in 2019. The Nominating/Governance Committee shall consider diversity in its evaluation of candidates for Board membership in accordance with this policy. To reflect this policy, the Nominating/Governance Committee seeks to include diverse candidates in all director searches, taking into account diversity of age, gender, race, culture, business experience, education, skills, character and judgment, including by affirmatively instructing any search firm retained to assist the Nominating/Governance Committee in identifying director candidates, to seek to include diverse candidates from traditional and non-traditional candidate groups.

Director Term Limits - The total cumulative length of time an Outside Director may serve on the Board is limited to a maximum of three, three-year terms, whether consecutively or in total, plus any portion of an earlier three-year term that such Outside Director may have been appointed to serve. The term limit set forth above may be extended for a maximum of one additional term if such individual is re-nominated by the unanimous agreement of the Board.

Lead Independent Director Charter - As part of the Company’s ongoing commitment to improved governance and in connection with the Company’s shareholder engagement program, the Company amended the Lead Independent Director Charter in 2019 to strengthen the duties of the Lead Independent Director role. The duties of the Lead Independent Director, as set forth in the amended Lead Independent Director Charter, among other things, are to:

●	develop the agendas for and serve as chairman of the executive sessions of the independent directors of the Company;

●	serve as principal liaison between the independent directors of the Company and the Chairman of the Board and between the independent directors and senior management;

●	approve the agendas for Board meetings;

●	call meetings of the independent directors;

●	approve the appropriate schedule of Board meetings; advise the Chairman of the Board as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

●	ensure that independent directors have adequate opportunities to meet and discuss issues in executive sessions without management present; if the Chairman of the Board is unable to attend a Board meeting, act as chairman of such Board meeting;

●	ensure that he or she may be available for consultation and direct communication with major shareholders, if deemed appropriate, and act as a contact for other interested persons, if other Company spokespersons are not available;

●	share with other directors, as he or she deems appropriate, letters and other communications and contact that he or she receives;

●	and perform such other duties as the Board shall from time to time delegate.

In addition, the Lead Independent Director may require information relating to any matter be distributed to the Board. Dov Perlysky has served as Lead Independent Director since December 2019. The Lead Director role was established in October 2005.

The Lead Independent Director Charter, as amended, is available on the Company’s website at www.enzo.com, and in print by contacting Investor Relations at (212) 583-0100.

Director Independence Requirements

The Board believes that a majority of its members should be independent, non-employee directors. The Board adopted the following “Director Independence Standards,” which are consistent with criteria established by the NYSE, to assist the Board in making these independence determinations:

No director can qualify as independent if he or she has a material relationship with the Company outside of his or her service as a director of the Company. A director is not independent if, within the preceding three years:

●	the director was an employee of the Company;

●	an immediate family member of the director was an executive officer of the Company;

●	the director was affiliated with or employed by a present or former internal or external auditor of the Company;

●	an immediate family member of the director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Company;

●	the director, or an immediate family member of the director, received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service);

●	the director, or an immediate family member of the director, was employed as an executive officer of another company where any of the Company’s executives served on that company’s compensation committee of the board of directors;

●	the director was an executive officer or employee, or an immediate family member of the director was an executive officer, of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues;

●	the director, or an immediate family member of the director, was an executive officer of another company that was indebted to the Company, or to which the Company was indebted, where the total amount of either company’s indebtedness to the other was five percent (5%) or more of the total consolidated assets of the company he or she served as an executive officer; or

●	the director, or an immediate family member of the director, was an officer, director or trustee of a charitable organization where the Company’s annual discretionary charitable contributions to the charitable organization exceeded the greater of $1 million or two percent (2%) of that organization’s consolidated gross revenues.

The Board has reviewed all material transactions and relationships among each director, and any member of his or her immediate family, and the Company, its senior management and its independent auditors. Based on this review and in accordance with its independence standards outlined above, the Board has affirmatively determined that all of the non-employee directors are independent as such term is defined by the NYSE.

Board Leadership Structure and Role in Risk Oversight

Elazar Rabbani, Ph.D., has been the Company’s Chairman of the Board and Chief Executive Officer since the Company’s inception in 1976. The Company believes that having one person, particularly Dr. Rabbani with his deep industry and executive management experience, his extensive knowledge of the operations of the Company and his own history of innovation and strategic thinking, to serve as both Chief Executive Officer and Chairman of the Board is the best leadership structure for the Company. The Board believes this demonstrates to employees, customers and shareholders that the Company has a cohesive and coordinated leadership, with a single clear approach to managing the Company’s operations. This unity of leadership promotes strategy development and execution, timely decision-making and effective management of Company resources. The Company believes that it has been well served by this structure.

As described above, four of the Company’s five directors are independent. In addition, all of the directors on each of the Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee are independent directors and each of these committees is led by a committee chair. The committee chairs set the agendas for their committees and report to the full Board. All of the independent directors are highly accomplished and experienced business people in their respective fields, have demonstrated leadership in significant enterprises and are familiar with board processes. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while Dr. Rabbani, as the Company’s Chairman of the Board and Chief Executive Officer, brings Company-specific experience and expertise.

Additionally, the Company has had a Lead Independent Director since October 2005, whose duties, among other things, are to approve the agendas for all Board meetings, call and lead the executive sessions of the independent directors of the Company, be available for engagement with major shareholders, serve as liaison between the independent directors of the Company on one hand and the Chairman of the Board and senior management on the other hand, advise the Chairman of the Board as to the quality, quantity and timeliness of the information submitted by management to the independent directors; and perform such other duties as the Board shall from time to time delegate. Dov Perlysky has served as Lead Independent Director since December 2019.

While the Board is responsible for overseeing the Company’s risk management, the Board has delegated many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure with management and the independent auditors. In addition to the Audit Committee’s work in overseeing risk management, the full Board regularly engages in discussions regarding the most significant risks that the Company is facing and how those risks are being managed. The Board also receives risk management updates directly from the Company’s senior management and from the chair of the Audit Committee. In addition, the Chairman of the Board and Chief Executive Officer’s extensive knowledge of the Company and experience in the industries in which we operate uniquely qualifies him to lead the Board in assessing the whole panoply of risks the Company faces. The Board believes that the work undertaken by the Audit Committee, the full Board and the Chairman of the Board and Chief Executive Officer, enables the Board to effectively oversee the Company’s risk management function.

Board Nomination Policies and Procedure

The Nominating/Governance Committee is responsible for identifying, evaluating and recommending candidates for election to the Board, with due consideration for recommendations made by other Board members, the Chief Executive Officer and other sources, including shareholders. The total cumulative length of time that any Outside Director may serve on the Board is limited to a maximum of three three-year terms, whether consecutively or in total, plus any portion of an earlier three-year term that such Outside Director may have been appointed to serve. The term limit set forth above may be extended for a maximum of one additional term if such individual is renominated by the unanimous agreement of the Board. The Nominating/Governance Committee also considers the appropriate balance of experience, skills and characteristics desirable among the members of the Board to maintain a diverse Board. The independent members of the Board review the Nominating/Governance Committee candidates and nominate candidates for election by the Company shareholders. The Nominating/Governance Committee will consider candidates for election to the Board recommended by shareholders of the Company. The procedures for submitting shareholder recommendations are explained below under “Shareholder Proposals.”

Directors must also possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of all shareholders. Board members are expected to diligently prepare for, attend and participate in Board and applicable committee meetings. Each Board member is expected to ensure that other existing and future commitments do not materially interfere with the member’s service as a director.

The Nominating/Governance Committee also reviews whether a potential candidate will meet the Company’s independence standards and any other director or committee membership requirements imposed by law, regulation or NYSE rules.

The Nominating/Governance Committee will consider, among other factors, the following to evaluate recommended nominees:

●	the Board’s current composition, including expertise, diversity, balance of management and non-management directors;

●	independence and other qualifications required or recommended by applicable laws, rules and regulations (including NYSE requirements) and the Company’s policies and procedures; and

●	the general qualifications of potential nominees, including, but not limited to: personal integrity, loyalty to the Company and concern for its success and welfare; experience with strategy and policy setting; high-level leadership experience in business; breadth of knowledge about issues affecting the Company; an ability to work effectively with others; sufficient time to devote to the Company; and freedom from conflicts of interest.

Director candidates recommended to the Nominating/Governance Committee are subject to full Board approval and subsequent election by the shareholders. The Board is also responsible for electing directors to fill vacancies on the Board that occur due to retirement, resignation, expansion of the Board or other reasons between the annual meetings of shareholders. The Nominating/Governance Committee may retain a recruitment firm, from time to time, to assist in identifying and evaluating director candidates. When a firm is used, the Nominating/Governance Committee provides specified criteria for director candidates, tailored to the needs of the Board at that time, and pays the firm a fee for these services. Suggestions for director candidates are also received from Board members, management, shareholders and may be solicited from professional associations as well.

Board Committees

All members of each of the Company’s three standing committees - Audit, Compensation and Nominating/Governance - are required to be comprised of independent directors in accordance with NYSE criteria. See below for a description of the responsibilities of the Board’s standing committees.

Executive Sessions of Non-Management Directors

The Board and each of the Audit, Compensation and Nominating/Governance Committees periodically hold meetings of only the independent directors or committee members without management present.

Board Access to Independent Advisors

The Board as a whole, and each of the Board committees separately, has authority to retain and terminate such independent consultants, counselors or advisors to the Board as each shall deem necessary or appropriate.

Communications with the Board

Direct Communications - Any interested party desiring to communicate with the Board or with any director regarding the Company may write to the Board or the Secretary c/o Elazar Rabbani, Office of the Secretary, Enzo Biochem, Inc., 527 Madison Avenue, New York, New York 10022. The Office of the Secretary will forward all such communications to the director(s). Interested parties may also submit an email by filling out the email form on the Company’s website at www.enzo.com. Moreover, any interested party may contact the non-management directors of the Board by emailing the Lead Director or asking the Chairman to share information with the non-management members.

Annual Meeting - The Company encourages its Outside Directors to attend the annual meeting of shareholders each year. Mr. Perlysky attended the Annual Meeting of Shareholders held in February 2020.

Meetings of the Board and its Committees

During the fiscal year ended July 31, 2020, there were seven formal meetings of the Board, and several informal meetings. None of the directors attended less than 75% of the meetings of the Board (including committee meetings).

Currently, the Board has a Nominating/Governance Committee, an Audit Committee and a Compensation Committee. The Nominating/Governance Committee had one formal meeting, the Audit Committee had four formal meetings and the Compensation Committee had one formal meeting. Each of the committees also had informal meetings.

The Audit Committee was established by and among the Board for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is authorized to review proposals of the Company’s auditors regarding the annual audit, recommend the engagement or discharge of the auditors, review recommendations of such auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices, review the scope of the annual audit, approve or disapprove each professional service or type of service other than standard auditing services to be provided by the auditors, and review and discuss the audited financial statements with the auditors. The current members of the Audit Committee are Ms. Rebecca J. Fischer, Mr. Perlysky, and Dr. Tagliaferri. Ms. Fischer has been the Chairman since December 2019. The Board has determined that each of the Audit Committee members is independent, as defined in the NYSE’s listing standards and applicable SEC Rules. The Board has further determined that Ms. Fischer is an “audit committee financial expert” as such term is defined under Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act, and that each director is financially literate as required under the NYSE listing standards.

The Compensation Committee has the power and authority to (i) establish a general compensation policy for the officers and employees of the Company, including to establish and at least annually review executive officers’ salaries and non-equity incentive compensation plan program and levels of officers’ participation in the benefit plans of the Company, (ii) prepare any reports that may be required by the regulations of the SEC or otherwise relating to officer compensation, (iii) approve any increases in directors’ fees, (iv) grant stock options and/or other equity instruments authorized by senior executives for non-executive officers and (v) exercise all other powers of the Board with respect to matters involving the compensation of employees and the employee benefits of the Company as shall be delegated by the Board to the Compensation Committee. The current members of the Compensation Committee are Mr. Perlysky and Ms. Fischer. The Board has determined that each member of the Compensation Committee is independent, as defined in the NYSE listing standards. Mr. Perlysky has been the Chairman of the Compensation Committee since January 2017.

The Nominating/Governance Committee has the power to recommend to the Board prior to each annual meeting of the shareholders of the Company: (i) the appropriate size and composition of the Board; and (ii) nominees: (1) for election to the Board for whom the Company should solicit proxies; (2) to serve as proxies in connection with the annual meeting of shareholders; and (3) for election to all committees of the Board other than the Nominating/Governance Committee. The Nominating/Governance Committee will consider nominations from the shareholders, provided that they are made in accordance with the By-Laws. When evaluating prospective director candidates, the Nominating/Governance Committee conducts individual evaluations against the criteria stated in the Nominating and Corporate Governance guidelines. All director candidates, regardless of the source of their nomination, are evaluated using the same criteria. The current members of the Nominating/Governance Committee are Mr. Perlysky and Ms. Fischer, who has been the Chairman since December 2019.

The Nominating Committee consisting at the time of Fabian Blank, Rebecca Fischer and Dov Perlysky unanimously recommended to the full Board the Nomination of Elazar Rabbani and the Full Board consisting at the time of Fabian Blank, Peter Clemens, Rebecca Fischer and Dov Perlysky unanimously approved the Nomination of Elazar Rabbani. Subsequently, the Nominating Committee of Rebecca Fischer and Dov Perlysky unanimously recommended to the full Board the Nomination of Dr. Mary Tagliaferri and Dr. Ian B. Walters. The full Board consisting of Elazar Rabbani, Rebecca Fischer and Dov Perlysky unanimously approved the nomination of Dr. Mary Tagliaferri. The full Board consisting of Elazar Rabbani, Rebecca Fischer, Dov Perlysky and Dr. Mary Tagliaferri unanimously approved the nomination of Dr. Ian B. Walters.

AUDIT COMMITTEE REPORT

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for its fiscal year ended July 31, 2020:

1.	The Audit Committee reviewed and discussed the audited financial statements and related footnotes with management and EisnerAmper LLP, the current independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”);

2.	The Audit Committee discussed with the independent registered public accountants matters required to be discussed under the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees;

3.	The Audit Committee reviewed the written disclosures and the letter from the independent registered public accountants required by the applicable requirements of the PCAOB, as may be modified or supplemented, regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence and discussed with EisnerAmper LLP their independence;

4.	The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for its audit. The Audit Committee met with the independent registered public accountants with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality (and not merely the acceptability) of the Company’s accounting principles and financial reporting, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies. The Audit Committee held four formal meetings during the fiscal year ended July 31, 2020 with the independent registered public accounting firm; and

5.	Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2020 for filing with the SEC. We also selected EisnerAmper LLP as the independent registered public accounting firm for fiscal 2021. The Board is recommending that shareholders ratify that selection at the Annual Meeting.

Submitted by the members of the Audit Committee on October 7, 2020:

Rebecca J. Fischer, Chairman

Dov Perlysky

Peter Clemens (resigned November 9, 2020)

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company within two business days. Such executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by such Reporting Persons. Based solely on a review of the copies of such forms furnished to us and on written representations that no Form 5 was required to be filed, we believe that, during the fiscal year ended July 31, 2020, all of our directors and executive officers timely complied with the Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the responsibility of the Nominating/Governance Committee to consider questions of possible conflicts of interest of directors and of the Company’s senior executives, which includes the consideration of all transactions required to be disclosed pursuant to the SEC’s related person disclosure requirements. In addition, the Board has a Related Persons Policy which states that all related person transactions shall be in the best interests of the Company and, unless different terms are specifically approved or ratified by disinterested members of the Board, must be on terms that are (i) no less favorable to the Company than would be obtained in a similar transaction with an unaffiliated third party under the same or similar circumstances, or (ii) generally available to substantially all employees of the Company. In addition, if any non-material or material related person transaction relates to any executive officer or director, it must be reviewed by the Nominating/Governance Committee who shall determine whether the transaction is in compliance with the Company’s Related Person Policy.

Enzo Clinical Labs, Inc., a subsidiary of the Company (“Enzo Lab”), leases a facility located in Farmingdale, New York from Pari Management Corporation (“Pari”). Pari is owned equally by Elazar Rabbani, Ph.D., the Chairman and Chief Executive Officer of the Company; Shahram K. Rabbani, a former officer and former director of the Company; and Barry Weiner, the President of the Company, and his wife. The lease originally commenced on December 20, 1989, was amended and extended in October 2015 and now terminates on March 31, 2027. During the fiscal year ended July 31, 2020, Enzo Lab paid approximately $1,833,000 to Pari with respect to such facility and future payments are subject to cost of living adjustments.

The non-interested members of the Board, at the time of the execution of the lease and each extension, reviewed and approved the transaction in accordance with the Company’s procedures for reviewing related party transactions. The Nominating/Governance Committee obtained a third-party appraisal to determine the value of the lease. Based on that appraisal, the Company, which has guaranteed Enzo Lab’s obligations to Pari under the lease, believes that the existing lease terms are as favorable to the Company as it would be to an unaffiliated party.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics (as such term is defined in Item 406 of Regulation S-K). The Code of Business Conduct and Ethics is available on the Company’s website at www.enzo.com, and in print by contacting Investor Relations at (212) 583-0100. The Code of Business Conduct and Ethics applies to the Company’s employees, officers and members of the Board. The Code of Business Conduct and Ethics has been designed to deter wrongdoing and to promote:

●	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;

●	Compliance with applicable governmental laws, rules and regulations;

●	The prompt internal reporting or violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

●	Accountability for adherence to the Code of Business and Conduct and Ethics.

COMPENSATION OF DIRECTORS

Each Outside Director receives an annual director’s fee of $30,000. The Lead Independent Director receives an additional annual director’s fee of $25,000. Each Outside Director who serves on a Board committee also receives an annual fee of $7,500. The Chairman of the Audit Committee receives an additional annual fee of $20,000 and the Chairman of the Compensation Committee and the Chairman of the Nominating/Governance Committee each receive an additional annual fee of $10,000. The Outside Directors receive either stock options or restricted stock units following the Annual Meeting, provided such person is a director of the Company at such time. The annual number of stock options or restricted stock units that the Outside Directors will be granted will not exceed a fair market value of $100,000 at the time of grant. Either the stock options or restricted stock units shall be subject to a two-year vesting period; provided that at the time any non-employee director ceases to be a director of the Company (other than due to such director’s resignation), such non-employee director’s stock options and restricted stock units will become fully vested at such time. The equity instruments are granted at the Black-Scholes value in the case of options, or at the market price of the Common Stock on the date of grant in the case of restricted stock units. Stock options have a term of up to five (5) years. The Company reimburses directors for their travel and related expenses in connection with attending meetings of the Board and Board-related activities.

Director Compensation Table

The following table sets forth the information concerning compensation earned during our fiscal year ended July 31, 2020 by all non-employee directors:

Name	Fees Earned or Paid in Cash	Restricted Stock/Stock Options Awards(1)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Dov Perlysky Lead Director	$54,375	$100,000	—	—	$154,375
Rebecca J. Fischer Director	$15,000	$100,000	—	—	$115,000
Fabian Blank(2) Director	$7,500	$100,000	—	—	$107,500
Peter J. Clemens IV(2) Director	$7,500	$100,000	—	—	$107,500

(1)	Represents the grant fair value on the respective grant date for the fiscal year ended July 31, 2020, in accordance with accounting authoritative guidance. The assumptions used in calculating these amounts are set forth in Note 12 to the Company’s consolidated financial statements for the fiscal year ended July 31, 2020, included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2020 filed with the SEC on October 19, 2020.

(2)	Mr. Clemens and Mr. Blank resigned from the Board as Class II Directors on November 9, 2020 and November 10, 2020, respectively.

COMPENSATION OF EXECUTIVE OFFICERS

Enzo is a smaller reporting company and as such has eliminated the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement

Summary Compensation Table

The following table sets forth summary information concerning compensation awarded to, paid to or earned by each of the following persons: (i) our Chairman of the Board, Chief Executive Officer and Secretary, (ii) our President and Treasurer, (iii) our Chief Financial Officer and Principal Accounting Officer, and (iv) our other executive officers (the “Named Executive Officers”) and key employees for each of the fiscal years ended July 31, 2020 and 2019.

Name and Principal Position	Year	Base Pay Salary(1)	Option Awards(2)	Performance Stock Units Award(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Elazar Rabbani, Ph.D.	2020	$611,000	$112,400	$69,740	$500,000	$194,661	$1,487,801
Chairman of the Board,	2019	$611,000	$135,296	$70,000	$500,000	$190,308	$1,506,604
Chief Executive Officer and Secretary

Barry W. Weiner	2020	$542,000	$101,000	$55,600	$375,000	$177,949	$1,251,607
President and Treasurer	2019	$542,000	$121,555	$56,000	$375,000	$173,822	$1,268,377

David Bench (6)	2020	$138,462	$49,000	$33,000	$75,000	$208	$295,670
Chief Financial Officer,	2019	$—	$—	$—	$—	$—	$—
Principal Accounting Officer

Dieter Schapfel, M.D.	2020	$330,000	$49,000	$29,260	$60,000	$13,532	$481,792
Chief Medical Director,	2019	$330,000	$56,316	$29,400	$60,000	$13,282	$488,998
Enzo Clinical Labs

Kara Cannon	2020	$220,000	$49,000	$29,260	$60,000	$13,052	$371,312
Chief Commercial Officer	2019	$220,000	$56,316	$29,400	$60,000	$12,802	$378,518

(1)	Base salaries set as of January 1 each year.

(2)	Represent the fair market value of incentive stock option awards granted to Named Executive Officers and key employees on the date of grant, calculated in accordance with FASB ASC Topic 718 for all awards of stock options granted during the relevant fiscal year. Assumptions used in the calculation of these amounts are included in Note 12 to the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2020.

(3)	Represents the grant date fair value of performance stock units granted in the applicable year, calculated in accordance with ASC 718. The amount included in 2020 for the performance stock unit awards are calculated based on the closing market price of the Common Stock and the probable satisfaction of the performance conditions for such awards as of the date of grant.

Assuming the highest level of performance is achieved for the 2020 performance share unit awards, the maximum value of these awards at the grant date would be as follows: Dr. Rabbani:$104,610; Mr. Weiner:$83,490; Mr. Bench:$49,500; Dr. Schapfel:$43,890; and Ms. Cannon:$43,890. Assumptions used in the calculation of these amounts are included in Note 12 to the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2020.

(4)	Represents awards accrued under the Pay for Performance Plan for the years ended July 31, 2020 and 2019.

(5)	See the “All Other Compensation” chart for additional information.

(6)	Mr. Bench was hired as Chief Financial Officer and Principal Accounting Officer on December 23, 2019, succeeding Barry Weiner in those positions.

Outstanding Equity Awards at Fiscal Year End—July 31, 2020

The following table sets forth summary information regarding the outstanding equity awards made to the Named Executive Officers and key employees at July 31, 2020.

	Options Awards				Performance Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Options Expiration Date	Equity Incentive Plan; Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)		Equity Inventive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Elazar Rabbani, Ph.D.	60,000	—	$4.35	3/14/2021	—		—
	75,000	—	$7.07	1/5/2022	—		—
	90,000	—	$4.42	7/31/2023	10,000	(4)	$35,700
	56,000	56,000	$2.80	1/3/2024	25,000	(5)	$89,250
	—	130,100	$2.20	2/24/2025	31,700	(6)	$113,169
Barry W. Weiner	50,000	—	$4.35	3/14/2021	—		—
	65,000	—	$7.07	1/5/2022	—		—
	80,000	—	$4.42	7/31/2023	8,000	(4)	$28,560
	57,500	57,500	$2.80	1/3/2024	20,000	(5)	$71,400
	—	116,900	$2.20	2/24/25	25,300	(6)	$90,321
David Bench(7)	—	55,400	$2.20	2/24/25	15,000	(6)	$53,550
Dieter Schapfel, M.D.	27,000	—	$4.35	3/14/2021	—		—
	27,000	—	$7.07	1/5/2022	—		—
	23,333	11,667	$4.42	7/31/2023	4,000	(4)	$14,280
	17,333	34,667	$2.80	1/3/2024	10,500	(5)	$37,485
	—	55,400	$2.20	2/24/25	13,300	(6)	$47,481
Kara Cannon	10,000	—	$4.35	3/14/2021	—		—
	20,000	—	$7.07	1/5/2022	—		—
	23,333	11,667	$4.42	7/31/2023	4,000	(4)	$14,280
	17,333	34,667	$2.80	1/3/2024	10,500	(5)	$37,485
	—	55,400	$2.20	2/24/25	13,300	(6)	$47,481

(1)	Each option award vests in equal amounts on the first, second and third anniversaries of the award which was March 14, 2016 for the options granted at $4.35 per share, January 5, 2017 for the options granted at $7.07 per share, July 31, 2018 for the options granted at $4.42 per share, January 3, 2019 for the options granted at $2.80 per share, and February 24, 2020 for the options granted at $2.20 per share. For Dr. Rabbani and Mr. Weiner, options vest in equal amounts on the first and second anniversary dates.

(2)	The number of unearned performance stock options (“PSUs”) in this column is based on awards made during the 2018, 2019 and 2020 fiscal years and equals the target number of PSUs that may be earned based on the Company’s Revenue and Adjusted EBITDA during the 2019 through 2021, 2020 through 2022, and 2021 through 2023 fiscal year periods.

(3)	Calculated using the closing market price of the Common Stock on July 31, 2020 of $2.38 per share after applying the maximum relative total shareholder return (TSR) modifier.

(4)	Represents PSUs granted on July 31, 2018 that will vest, subject to the achievement of threshold performance goals for the 2019-2021 performance period, on July 31, 2021.

(5)	Represents PSUs granted on January 3, 2019 that will vest, subject to the achievement of threshold performance goals for the 2020-2022 performance period, on January 3, 2022.

(6)	Represents PSUs granted on February 24, 2020 that will vest, subject to the achievement of threshold performance goals for the 2020-2023 performance period, on February 24, 2023.

(7)	Mr. Bench was hired as Chief Financial Officer and Principal Accounting Officer on December 23, 2019.

Employment Agreements

Mr. Barry Weiner and Dr. Elazar Rabbani (each, an “Executive”) are parties to employment agreements with the Company, effective May 4, 1994, as subsequently amended (the “Employment Agreements”). Each Executive also receives a non-equity incentive plan bonus - the amount of which shall be determined by the Compensation Committee and/or the Board based on approved financial and non-financial objectives. Each Employment Agreement provides that, in the event of termination of employment by the Executive for “good reason,” or a termination of employment by the Company without “cause”, change in control or nonrenewal, as such terms are defined in the Employment Agreement, each Executive shall be entitled to receive: (i) a lump sum in an amount equal to three years of the Executive’s base annual salary; (ii) a lump sum in an amount equal to the annual bonus paid by the Company to the Executive for the last fiscal year of the Company ending prior to the date of termination multiplied by three; (iii) insurance coverage for the Executive and his dependents, at the same level and at the same charges to the Executive as immediately prior to his termination, for a period of three (3) years following his termination from the Company; (iv) all accrued obligations, as defined therein; and (v) with respect to each incentive pay plan (other than stock option or other equity plans) of the Company in which the Executive participated at the time of termination, an amount equal to the amount the Executive would have earned if he had continued employment for three additional years. If the Executive is terminated by reason of his disability, he shall be entitled to receive, for three years after such termination, his base annual salary less any amounts received under a long-term disability plan. If the Executive’s employment with the Company is terminated by reason of his death, his legal representatives shall receive the balance of any remuneration due him under the terms of his Employment Agreement. The Employment Agreements were amended on January 5, 2017 and automatically renew for successive two-year periods unless notice is given to the Company within 180 days of the end of such successive term.

Mr. David Bench, Dr. Dieter Schapfel and Ms. Kara Cannon are “at will” employees and are parties to certain change in control provisions with the Company which is deemed customary practice for their respective positions, as more fully discussed below.

Benefits and All Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, group life insurance and a 401(k) plan. Named Executive Officers and key employees are eligible to participate in our employee benefit plans. The annual Company match for our Named Executive Officers and other employees is up to $12,500, if over 50 years old, or limited to 50% of the maximum contribution made.

Certain of our Named Executive Officers may be entitled to benefits that are not otherwise available to all of our employees, including supplemental health, life insurance and disability benefits. We do not provide post-retirement health coverage to our Named Executive Officers or our employees. Our health and insurance plans are substantially the same among all management levels at the Company.

Dr. Rabbani and Mr. Weiner are provided disability and life insurance benefits in connection with their total compensation arrangements. These long-standing insurance policies are in lieu of any retirement or pension plan incremental to the corporate 401(K) plan.

In particular circumstances, we may provide relocation allowances when executives first join us. The purpose of this program is to attract talented executives outside our geographic area. Certain Named Executives Officers and key employees are provided use of a Company owned vehicle for business and personal use or provided a car allowance.

All Other Compensation

The following table contains information regarding each component of “All Other Compensation” in the Summary Compensation Table to the Named Executive Officers and key employees for the fiscal years ended July 31, 2020 and 2019.

Name	Year	401(K)(1)	Life Insurance(2)(3)	Medical and Disability Insurance(4)	Personal Use of Auto(5)	Total All Other Compensation

Elazar Rabbani, Ph.D.	2020	$12,500	$140,826	$18,425	$22,910	$194,661
	2019	$12,250	$138,972	$16,176	$22,910	$190,308
Barry W. Weiner	2020	$12,500	$131,320	$9,269	$24,860	$177,949
	2019	$12,250	$128,723	$8,049	$24,800	$173,822
David Bench(6)	2020	—	$208	—	—	$208
	2019	—	$—	$—	$—	$—
Dieter Schapfel, M.D.	2020	$12,500	$1,032	—	—	$13,532
	2019	$12,250	$1,032	—	—	$13,282
Kara Cannon	2020	$12,500	$552	—	—	$13,052
	2019	$12,250	$552	—	—	$12,802

(1)	Represents Company matches under our 401(k) plan.

(2)	Represents premiums of term policies of which the Named Executive Officers or other party is the beneficiary.

(3)	Includes the contractual payment for life insurance reimbursement for Dr. Rabbani and Mr. Weiner of $105,212 and $100,623, respectively. These long-standing insurance policies are in lieu of any retirement or pension plan incremental to the corporate 401(K) plan.

(4)	Represents incremental medical and disability benefits insurance costs.

(5)	Represents the personal use of Company-provided auto or car allowance.

(6)	David Bench was hired as Chief Financial Officer and Principal Accounting Officer on December 23, 2019.

Severance and Change in Control Benefits

Pursuant to Employment Agreements/Arrangements entered into with Dr. Rabbani and Messrs. Barry Weiner and David Bench, these executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination for good reason, termination for cause, and termination following a change of control of our Company (as defined in each executive’s Employment Agreement). We have provided more information about these benefits, along with estimates of their value under various circumstances within the below table.

Based on market trends, we believe these benefits help us compete for executive talent. We believe our severance and change in control benefits are in line with severance packages offered to executives by the companies identified in our peer group.

Our practice in the case of change in control benefits has been structured to trigger only in the event of a termination of the executive without cause or by the executive for good reason during a specified period before or after the change in control.

Potential Payments Upon Termination or Change in Control

The following table contains information regarding each component of potential payments upon termination or change in control for the Named Executive Officers and key employees as of July 31, 2020. See the above section captioned “Employment Agreements” for a summary of the termination and change in control terms.

Name	Acceleration of Vesting	Severance Pay(1)	Continuation of Benefits	Tax Gross-Up	Total
Elazar Rabbani, Ph.D.
Termination without cause or by Executive for “good reason”	—	$3,648,636	$734,315	—	$4,382,951
Change in control transaction without termination	—	—	—	—	—
Change in control transaction with termination	—	$3,648,636	$734,315	$1,912,297	$6,295,248
Barry W. Weiner
Termination without cause or by Executive for “good reason”	—	$3,052,869	$703,568	—	$3,756,437
Change in control transaction without termination	—	—	—	—	—
Change in control transaction with termination	—	$3,052,869	$703,568	$1,669,698	$5,426,135
David Bench(2)
Termination without cause or by Executive for “good reason”	—	$120,000	—	—	$120,000
Change in control transaction without termination	—	—	—	—	—
Change in control transaction with termination	$9,972	$240,000	—	—	$249,972
Dieter Schapfel, M.D.
Termination without cause or by Executive for “good reason”	—	—	—	—	—
Change in control transaction without termination	—	—	—	—	—
Change in control transaction with termination	$9,972	—	—	—	$9,972
Kara Cannon
Termination without cause or by Executive for “good reason”	—	—	—	—	—
Change in control transaction without termination	—	—	—	—	—
Change in control transaction with termination	$9,972	—	—	—	$9,972

(1)	The amounts listed in this column do not include accrued amounts such as accrued salary or vacation.

(2)	Mr. Bench was hired as Chief Financial Officer and Principal Accounting Officer on December 23, 2019.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information regarding our existing equity compensation plans as of July 31, 2020:

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(B) Weighted Average Exercise Price of Outstanding Options	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(3)
Equity compensation plans approved by security holders	2,636,496	$4.05	772,990	(2)
Equity compensation plan amendments not approved by security holders(3)	—	—	4,000,000
Total	2,636,496	$4.05	4,772,990

(1)	Shares to be issued upon exercise of options or restricted stock awards under the Company’s Amended and Restated 2011 Incentive Plan.

(2)	Shares available for grant under the Company’s Amended and Restated 2011 Incentive Plan.

(3)	Shareholders are being asked to approve the amendment and restatement of the Company’s Amended and Restated 2011 Incentive Plan, which would increase the number of shares available for issuance under the plan by 4,000,000 shares and extend its effective life in Proposal 4 of this Proxy Statement. If Proposal 4 of this Proxy Statement is not approved by shareholders at the Annual Meeting, the Company will be unable to grant any additional equity awards from the remaining share reserve under the Company’s Amended and Restated 2011 Incentive Plan.

PROPOSAL 2

ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE

OFFICER COMPENSATION

The Exchange Act, and more specifically, Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010, requires that we provide shareholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules (commonly referred to as “Say-on-Pay”).

At our 2011 and 2017 annual meeting of shareholders, a majority of our shareholders who voted supported an annual vote on our executive compensation and, in response, our Compensation Committee determined to hold an annual vote on the matter. As such, the shareholder advisory vote on executive compensation is occurring at the Company’s 2020 Annual Meeting. We are pleased that two leading proxy advisory firms at the last meeting supported the company’s executive compensation approach. As such, the approach has remained unchanged.

Our compensation program for Named Executive Officers is intended to link compensation to performance; to provide competitive compensation levels to attract, retain and reward executives; and to align management’s interests with those of our clients and shareholders. The compensation provided to the Named Executive Officers is dependent on the Company’s financial, operational and strategic performance and the Named Executive Officer’s individual performance. It is intended to drive creation of long-term shareholder value.

We encourage shareholders to read the 2020 Summary Compensation Table and the other related tables and disclosure for a detailed description of the fiscal year 2020 compensation of our Named Executive Officers. The Compensation Committee and the Board believe that the compensation of our Named Executive Officers reported in this Proxy Statement appropriately reflects our results during the fiscal year.

The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our Named Executive Officers. This vote is advisory, which means that it is not binding on the Company, the Board or the Compensation Committee. However, we value the opinion of shareholders and the Board and the Compensation Committee will review the voting results and will take into account the outcome of the vote when considering future compensation decisions for the Named Executive Officers.

Accordingly, we ask our shareholders to vote on the following resolution:

“RESOLVED, that the Company’s shareholders approve, on a nonbinding advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and the other related compensation tables and narrative discussion.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2 APPROVING THE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected and the Board has appointed EisnerAmper LLP, an independent registered public accounting firm (“EisnerAmper”), to audit the Company’s financial statements for the fiscal year ending July 31, 2021. The Company is submitting its selection of EisnerAmper for ratification by the shareholders at the Annual Meeting. A representative of EisnerAmper is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions. EisnerAmper has served as our independent registered public accounting firm since April 19, 2013.

Although the selection and appointment of an independent registered public accounting firm is not required to be submitted to a vote of shareholders, the Board deems it desirable to obtain the shareholders’ ratification and approval of this appointment. If the appointment is not ratified by shareholders, then the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year, but the Audit Committee is not required to do so. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the Company’s best interest.

In making its recommendation to ratify the appointment of EisnerAmper as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2021, the Audit Committee has considered whether the services provided by EisnerAmper are compatible with maintaining the independence of EisnerAmper.

Principal Accountant Fees and Services

EisnerAmper billed the Company for services for fiscal 2020 and 2019, as set forth in the table below. The fees listed are aggregate fees for services performed for the year—regardless of when the fee was actually billed.

	FY 2020	FY 2019
Audit Fees	$519,000	$562,818
Audit-related Fees	40,040	38,681
Tax Fees	—	—
All Other Fees	—	—
Total	$559,040	$601,499

Audit Fees—Consists of fees for professional services necessary to perform an audit or review in accordance with the Public Company Accounting Oversight Board, including services rendered for the audit of our annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and quarterly reviews of the Company’s interim financial statements.

Audit-Related Fees—EisnerAmper performed certain audit services for an employee benefit plan for the years ended December 31, 2019 and 2018, for which the Company is the plan sponsor. These fees were $40,040 and $38,681, respectively.

Tax Fees—There were no tax fees for fiscal years 2020 and 2019.

All Other Fees—There were no other fees for fiscal years 2020 and 2019.

Pre-Approval Policies and Procedures—The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.

Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3 RELATING TO THE RATIFICATION OF THE COMPANY’S APPOINTMENT OF EISNERAMPER TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 31, 2021.

PROPOSAL 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
THE COMPANY’S AMENDED AND RESTATED 2011 INCENTIVE PLAN

We are requesting that shareholders approve the amendment and restatement of the Company’s Amended and Restated 2011 Incentive Plan (the “2011 Plan”), which was approved by the Board on October 7, 2020 (the “Effective Date”), subject to shareholder approval at the Annual Meeting. If this proposal is approved:

●	an additional 4,000,000 shares of Common Stock will be available for grant under the 2011 Plan; and

●	the maximum length of the term of the 2011 Plan will extend until October 7, 2030; and

●	certain provisions regarding the “performance-based compensation” exemption repealed by the Tax Cuts and Jobs Act of 2017 (the “TCJA”) will no longer apply.

No other changes to the 2011 Plan are being made to the 2011 Plan at this time. A copy of the 2011 Plan highlighting the changes under this amendment and restatement is set forth in Exhibit A to this proxy.

If this proposal is not approved by shareholders at the Annual Meeting, we will be unable to grant any additional equity awards with the remaining share reserve under the 2011 Plan.

Existing Share Reserve

The total number of shares of Common Stock reserved and available for awards under the 2011 Plan, as last approved by shareholders in 2018, was equal to Five Million (5,000,000). The foregoing limit is increased by the number of shares of Common Stock with respect to which awards previously granted under the 2011 Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements. Awards issued in substitution for awards previously granted by a company acquired by the Company or a Related Entity (as defined in the 2011 Plan), or with which the Company or any Related Entity combines, do not reduce the limit on awards under the Plan. The number of shares that remained available for grant under the 2011 Plan as of the end of our last fiscal year are set forth under the “Securities Authorized for Issuance Under Equity Compensation Plans” on page 22 of this Proxy Statement.

No awards have been granted under the 2011 Plan on or after the Effective Date, whether or not contingent on shareholder approval of the amendment and restatement of the 2011 Plan at the Annual Meeting. No awards under the 2011 Plan currently are contemplated or planned to be granted by the Board, other than ordinary course awards to be granted to the Outside Directors that will not exceed a fair market value of $100,000 at the time of grant for each Outside Director (the “Director Awards”). The Director Awards will be finalized and granted by the Board at its 2020 annual meeting to be held immediately after the Annual Meeting.

Dilution

As of November 16, 2020, 772,990 shares remained reserved for issuance under the 2011 Plan, which represents approximately 1.6% of the Company’s issued and outstanding shares. As of November 16, 2020, the following equity awards were outstanding under the 2011 Plan: 2,652,996 stock options, 196,600 performance stock units and 817 shares of time vesting restricted stock. The current potential equity dilution for all existing equity plans is approximately 6%. By adding an additional 4,000,000 shares of Common Stock and extending the 2011 Plan until October 7, 2030, the potential equity dilution from all equity incentive awards outstanding and available for grant under all of the Company’s existing equity plans would result in a maximum potential equity dilution of approximately 7.5%. The closing price of the Common Stock on the NYSE on November 16, 2020 was $2.03.

Share Usage

The Company’s gross burn rate (the number of incentive awards granted during a period in proportion to the Company’s outstanding shares) for fiscal 2020 was 1.8% and the three-year average gross burn rate for fiscal 2018 through 2020 was 1.5%. The Company has satisfied Institutional Shareholder Service’s (“ISS”) burn rate as the Company’s three-year average gross burn rate of 1.5%, based upon ISS’s methodology, is below ISS’s prescribed industry benchmark of 5.4%. The Company believes that burn rate is a relevant and objective measure of dilution for shareholders as it seeks to continue existing grant practices going forward.

Long-Term Equity-Based Incentive Grant Practices

To better align the long-term interests of our executives with those of the shareholders, the Compensation Committee has granted long-term equity incentive awards in the form of time based stock options and performance-based stock unit (PSU) awards. The Compensation Committee believes this use of equity appropriately balances with competitive base salaries and annual performance-based cash bonus opportunities. The annual goals focus management on the shorter term objectives, while the time-vesting stock (which value only increases if the Company’s share price increases) provides a longer term incentive and alignment with shareholder interest as equity awards cliff vest over three years from the initial grant date. Equity awards are typically made in the first calendar quarter. The grant during calendar year 2021 will be comprised of stock options and PSUs.

The Compensation Committee believes this use of equity appropriately balances with competitive base salaries and annual performance-based cash bonus opportunities. The annual goals focuses management on the shorter term objectives, while the time-vesting stock options (which only have value if the Company’s share price increases) provides a longer term incentive and alignment with shareholder interest. Moreover, PSUs are aligned with long-term shareholder interest as these PSUs cliff vest following the determination of performance subsequent to the conclusion of the three year performance period

The Compensation Committee makes annual equity awards based on a target dollar amount. While this results in an uncertain share usage, it results in a predictable expense for the Company and allows the Compensation Committee to tailor the value of the awards more precisely to reflect the Company’s business direction, compensation philosophies, objectives and design. The Compensation Committee determines the target dollar amount for stock-based awards to the executive officers on a discretionary basis and takes into account, among other factors, the recommendations of the President and Chief Executive Officer, and our compensation consultant, together with our compensation benchmarks, individual accomplishments, importance of retention, prior equity awards and current equity holdings, burn rates, seniority and internal pay equity considerations.

The actual number of shares of Common Stock subject to an option granted is determined by dividing the dollar amount allocated to the grant by the Black Scholes value of the shares on the date of grant. The Compensation Committee has not applied a discount to the value of these shares to reflect the forfeiture restrictions associated with service-based vesting. The per share exercise price of an option award will be based on the closing price of the Common Stock on the NYSE on the applicable effective date.

Except with respect to new hires or promotions, we generally determine annual executive equity compensation awards each year in the first calendar quarter and no earlier than the meeting in which we approve the prior year’s annual performance bonuses. This allows us to assess the prior year’s total compensation and performance when considering current year awards. In the event of a “new hire,” “promotional” or other ad hoc equity award, that equity award generally will not be approved except at a either (a) a meeting of the Compensation Committee and it will be effective on the later of (i) the first trading day of the month that immediately follows the month in which the start date, promotion or other event triggering an ad hoc award occurs or (ii) the first trading day of the month that immediately follows the month in which the Compensation Committee approves the award, or (b) as otherwise permitted under the NYSE’s inducement award exception. This policy applies to awards to all eligible employees, not just our executive officers. The Compensation Committee may make an exception to the general policies above when it determines an exception is in the best interest of the Company based on the recommendation of our President and Chief Executive Officer.

Annual Per Person Limitations

The 2011 Plan as amended and restated will continue to impose individual limitations on the amount of certain awards notwithstanding the repeal of the performance-based compensation exemption. During any 12-month period, no participant may be granted (i) stock options or stock appreciation rights with respect to more than 500,000 shares of Common Stock, or (ii) shares of restricted stock, restricted stock units, performance shares and other stock based-awards with respect to more than 500,000 shares of Common Stock, in each case, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units with respect to any 12-month performance period is $2,500,000 (pro-rated for any 12-month performance period that is less than 12 months), and with respect to any performance period that is more than 12 months, $2,000,000 multiplied by the number of full 12 month periods that are in the performance period.

The Compensation Committee is authorized to adjust the limitations described in the preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Common Stock so that an adjustment is appropriate. The Compensation Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), was among the provisions that were amended pursuant to the TCJA The prior version of Section 162(m) generally disallowed a tax deduction for compensation that we paid to the Chief Executive Officer or any of the next three most highly compensated executive officers (excluding the Chief Financial Officer) to the extent that the compensation for any such individual exceeded $1 million in any taxable year. However, this deduction limitation did not apply to compensation that was “performance-based” under Section 162(m). The TCJA amended Section 162(m) to eliminate the exception for performance-based compensation. As a result, the maximum U.S. federal income tax deduction that we may receive for annual compensation paid to any officer covered by Section 162(m) will be $1 million per officer with respect to grants made after the Annual Meeting. While we have removed provisions that are no longer necessary in light of the repeal of this exemption other than as required with respect to grandfathered awards, we have retained the same individual limits on the size of permitted awards as was in effect prior to the amendment and restatement as noted above and intend to continue issuing awards under the 2011 Plan subject to performance goals and conditions.

Summary of the Provisions of 2011 Plan

Set forth is a summary of the other provisions in the 2011 Plan. None of these provisions are being modified by the amendment and restatement of the 2011 Plan.

Eligibility

The persons eligible to receive awards under the 2011 Plan are the officers, directors, employees, consultants and other persons who provide services to the Company or any Related Entity on a full-time basis. The foregoing notwithstanding, only full-time employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be eligible for purposes of receiving any incentive stock options (“ISOs”). An employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the 2011 Plan.

As of November 16, 2020, there were approximately 400 officers, directors, employees, consultants and other persons eligible to participate in the 2011 Plan. Because the 2011 Plan provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate in the 2011 Plan and the benefits that will be provided to the participants cannot be determined at this time.

Administration

The 2011 Plan is to be administered by a committee designated by the Board consisting of not less than two directors (the “Committee”), provided, however, that except as otherwise expressly provided in the 2011 Plan, the Board may exercise any power or authority granted to the Compensation Committee under the 2011 Plan. Subject to the terms of the 2011 Plan, the Compensation Committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each Participant), and the rules and regulations for the administration of the 2011 Plan, construe and interpret the 2011 Plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the 2011 Plan.

Stock Options and Stock Appreciation Rights

The Compensation Committee is authorized to grant stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Compensation Committee, provided that such exercise or grant price shall not be less than 100% of the fair market value of a share on the date of grant. In the case of an ISO, the exercise price per share (to the extent required by the Code at the time of grant) shall be no less than 110% of the fair market value of a share on the date such ISO is granted. For purposes of the 2011 Plan, the term “fair market value” means the fair market value of Common Stock, awards or other property as determined by the Compensation Committee or under procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, the fair market value of Common Stock as of any given date shall be the closing sales price per share of Common Stock as reported on the principal stock exchange or market on which Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Compensation Committee, except that no option or stock appreciation right may have a term exceeding ten years. Methods of exercise and settlement and other terms of the options and stock appreciation right are determined by the Compensation Committee. The Compensation Committee, thus, may permit the exercise price of options awarded under the 2011 Plan to be paid in cash, shares, other awards or other property (including loans to participants).

Restricted Stock and Restricted Stock Units

The Compensation Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of shares of Common Stock which may not be sold or disposed of, and which shall be subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. A participant granted restricted stock generally has all of the rights of a shareholder of the Company, unless otherwise determined by the Compensation Committee. An award of restricted stock units confers upon a participant the right to receive shares of Common Stock or cash equal to the fair market value of the specified number of shares of Common Stock covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. Prior to settlement, an award of restricted stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Common Stock, other awards or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of Common Stock, awards or otherwise as specified by the Compensation Committee.

Bonus Stock and Awards in Lieu of Cash Obligations

The Compensation Committee is authorized to grant shares of Common Stock as a bonus free of restrictions, or to grant shares of Common Stock or other awards in lieu of Company obligations to pay cash under the 2011 Plan or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Other Stock Based Awards

The Compensation Committee or the Board is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The Compensation Committee determines the terms and conditions of such awards.

Performance Awards

The Compensation Committee is authorized to grant performance awards to participants on terms and conditions established by the Compensation Committee. The performance criteria to be achieved during any performance period and the length of the performance period are determined by the Compensation Committee in its sole discretion upon the grant of the performance award. Performance awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the Compensation Committee. The Compensation Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards

Awards may be settled in the form of cash, shares of Common Stock, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation Committee is authorized to place cash, shares of Common Stock or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2011 Plan. The Compensation Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2011 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

Awards under the 2011 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant awards in exchange for other awards under the 2011 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control

The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the Compensation Committee, vesting shall occur automatically in the case of a “change in control” of the Company, as defined in the 2011 Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the Compensation Committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2011 Plan or the Compensation Committee’s authority to grant awards without further shareholder approval, except that shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of Common Stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2011 Plan which might increase the cost of the 2011 Plan or alter the eligibility of persons to receive awards.

Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable.

The 2011 Plan will terminate at the earliest of (a) such time as no shares of Common Stock remain available for issuance under the 2011 Plan, (b) termination of the 2011 Plan by the Board of Directors, or (c) October 7, 2030. Awards outstanding upon expiration of the 2011 Plan shall remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of equity awards granted under the 2011 Plan. Tax consequences for any particular individual may be different. As the rules governing the tax treatment of such awards are quite technical, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions and their interpretations are subject to change, and their application may vary in individual circumstances. This discussion does not address the tax consequences under applicable state and local law.

Nonqualified Stock Options. No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock. Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Code (“Section 83(b)”) as described below, the participant generally is not required to recognize ordinary income upon the grant of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to a substantial risk of forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on that date over the amount, if any, paid for those shares.

If a participant makes a Section 83(b) election to recognize ordinary income on the date the restricted shares are granted, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of grant over the amount, if any, paid for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.

Restricted Stock Units. A participant generally is not required to recognize income upon the grant of a restricted stock unit. In general, on the date the restricted stock units settle, the participant will be required to recognize ordinary income in an amount equal to the fair market value of the restricted stock units as of the settlement date. In addition, Federal Insurance Contributions Act (“FICA”) taxes are imposed in the year of vesting (which may occur prior to the year of settlement).

Dividend Equivalents. Dividend equivalents are generally taxable as ordinary income when received by the participant.

General Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the 2011 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). Moreover, if a participant recognizes ordinary income due to a disqualifying disposition of an incentive stock option, the Company would generally be entitled to a deduction in the same amount.

Performance-Based Compensation. In general, Section 162(m) denies a publicly held company a federal income tax deduction for compensation in excess of $1,000,000 per year per person paid to certain of its executive officers subject to certain exceptions. “Performance-based” compensation is not subject to the $1,000,000 deduction limit for grandfathered awards that were issued under the 2011 Plan prior to this amendment and restatement.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may not be deductible by us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Section 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2011 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Participants are solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Reasons for Approval

We believe strongly that the approval of the amendment and restatement of the 2011 Plan is important to our continued success. Awards such as those provided under this plan constitute an important incentive and help us attract and retain high performing individuals. If the amendment and restatement of the 2011 Plan is not approved, the Company will be unable to grant any additional equity awards with the remaining share reserve under the 2011 Plan and the Company must grant incentive awards in cash except as permitted under the inducement award exception under NYSE listing rules.

Vote Required

The adoption of Proposal 4 to approve the amendment and restatement of the 2011 Plan requires the affirmative vote of a majority of the votes entitled to be cast by shareholders present in person or represented by proxy at the Annual Meeting.

The Board recommends that the shareholders approve the amendment and restatement of the AMENDED and RESTATED 2011 Plan and, accordingly, recommends that you vote “FOR” Proposal 4. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR such proposal.

OTHER MATTERS

Except as discussed in this Proxy Statement, the Board does not know of any matters that are to be properly presented at the Annual Meeting other than those stated in the Notice of 2020 Annual Meeting of Shareholders and referred to in this Proxy Statement.

If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote thereon in accordance with their best judgment. Moreover, the Board reserves the right to adjourn or postpone the Annual Meeting for failure to obtain a quorum, for legitimate scheduling purposes or based on other circumstances that, in the Board’s belief, would cause such adjournments or postponements to be in the best interests of all shareholders.

ANNUAL REPORT

The Notice that you received in the mail contains instructions on how to access both the Company’s 2020 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for its fiscal year ended July 31, 2020 and this Proxy Statement.

The Company will provide, without charge to each person being solicited by this Proxy Statement, upon request, a copy of its 2020 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for its fiscal year ended July 31, 2020. Upon payment of a reasonable fee, shareholders may also obtain a copy of the exhibits to our Annual Report on Form 10-K for our fiscal year ended July 31, 2020. All such requests should be directed to Barry W. Weiner, President, Enzo Biochem, Inc., 527 Madison Avenue, New York, New York 10022.

ENZO WEBSITE

In addition to the information about the Company and its subsidiaries contained in this Proxy Statement, additional information about the Company can be found on our website located at www.enzo.com, including information about our management team, products and services and corporate governance practices.

The corporate governance information on our website includes the Company’s Corporate Governance Guidelines, the Code of Business Conduct and Ethics, and the charters of each of the Committees of the Board. These documents can be accessed at www.enzo.com. Printed versions of our Corporate Governance Guidelines, our Code of Conduct and the charters for our Board Committees can be obtained, free of charge, by writing to the Company at: 527 Madison Avenue, New York, New York 10022, Attn: Barry W. Weiner, President.

This information about the Company’s website and its content, together with other references to the website made in this Proxy Statement, is for informational purposes only and the content of the Company’s website is not deemed to be incorporated by reference in this Proxy Statement or otherwise filed with the SEC.

SHAREHOLDER PROPOSALS

Shareholder Proposals for the 2021 Annual Meeting

Proposals of shareholders intended to be included in the Company’s Proxy Statement and form of proxy for use in connection with the Company’s 2021 Annual Meeting must be received by the Company’s Secretary at the Company’s principal executive offices at 527 Madison Avenue, New York, New York 10022, Attention: Elazar Rabbani, Secretary, no later than July 30, 2021 (120 calendar days preceding the one-year anniversary of the date this Proxy Statement was first mailed to our shareholders for the Annual Meeting), and must otherwise satisfy the procedures prescribed by Rule 14a-8 under the Exchange Act. It is suggested that any such proposals be submitted by certified mail with return receipt requested.

Pursuant to Rule 14a-4 under the Exchange Act, shareholder proxies obtained by our Board in connection with our 2021 Annual Meeting will confer on the proxies and attorneys-in-fact named therein discretionary authority to vote on any matters presented at such annual meeting which were not included in the Company’s Proxy Statement in connection with such annual meeting, unless notice of the matter to be presented at such annual meeting is provided to the Company’s Secretary before October 13, 2021 (the 45th day preceding the one-year anniversary of the date this Proxy Statement was first mailed to our shareholders for the Annual Meeting).

Director Nominations

Under the By-Laws, shareholders intending to nominate one or more candidates for election to our Board at our 2021 Annual Shareholder Meeting may do so only if written notice of the intent to make such nomination(s) has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, at the Company’s principal executive offices at 527 Madison Avenue, New York, New York 10022, Attention: Elazar Rabbani, Secretary, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the earlier of the date of such annual meeting or the corresponding date on which the immediately preceding year’s annual meeting of shareholders was held. Such notice must contain all of the information required by the By-Laws, including, without limitation, all information that would be required in connection with such nomination(s) under the SEC’s proxy rules if such nomination were the subject of a proxy solicitation and the written consent of each nominee for election to our Board named therein to serve if elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the By-Laws.

The contents and sending of this Proxy Statement have been approved by all of the directors of the Company.

Dated as of the 27th day of November 2020.

ENZO BIOCHEM, INC.

Barry W. Weiner
President and Treasurer

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Exhibit A

ENZO BIOCHEM, INC.

AMENDED AND RESTATED 2011 INCENTIVE PLAN
(as amended and restated effective as of October 7, 2020)

1. Purposes; Adoption and Term.

(a) The purpose of this AMENDED AND RESTATED 2011 INCENTIVE PLAN (the “Plan”) is to assist ENZO BIOCHEM, INC. (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.

(b) The Plan was originally effective January 14, 2011.  An amended and restated version of the Plan became effective January 5, 2018.  The Plan as amended and restated herein was approved by the Board of Directors of the Company (the “Board”) on October 7, 2020 and became effective on such date (the “Effective Date”).  The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Awards or Incentive Stock Options may be granted hereunder after October 7, 2030.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Change in Control” means a Change in Control as defined in Section 8(b) of the Plan.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee.

(i) “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity on a full-time basis.

(j) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(k) “Director” means a member of the Board.

(l) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(m) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(n) “Effective Date” means the date defined in Section 1(b) above.

(o) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(p) “Employee” means any person, including an officer or Director, who is a full-time employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(r) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(s) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(t) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(u) “Incumbent Board” means the Incumbent Board as defined in Section 8(b)(ii) hereof.

(v) “Listing Market” means any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Market.

(w) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(x) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(y) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(z) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(aa) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(bb) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(cc) “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(dd) “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ee) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(ff) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(gg) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(hh) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ii) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(jj) “Restricted Stock Units” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(kk) “Restricted Stock Unit Award” means an Award of Restricted Stock Units granted to a Participant under Section 6(e) hereof.

(ll) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(mm) “Shares” means the shares of common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 9(c) hereof.

(nn) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(oo) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(pp) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, and (ii) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 9(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be Nine Million (9,000,000). Any Shares that are subject to Awards shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered Under Awards and Adjustments to Limits.

(i) If any Awards are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan.

(ii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii) Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its shareholders, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; if and to the extent that the use of such Shares would not require approval of the Company’s shareholders under the rules of the Listing Market.

(iv) Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(v) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 9(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be Nine Million (9,000,000) Shares.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 9(c), in any fiscal year of the Company during any part of which the Plan is in effect, No Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than Five Hundred Thousand (500,000) Shares or (ii) Restricted Stock, Restricted Stock Units, Performance Shares and/or Other Stock-Based Awards with respect to more than Five Hundred Thousand (500,000) Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) Two Million Five Hundred Thousand Dollars ($2,500,000) with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, Two Million Dollars ($2,000,000) multiplied by the number of full 12 month periods that are in the Performance Period.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of New York law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 9(c)(i) and (ii), the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s shareholders.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 9(c)(i) and (ii), the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without shareholder approval.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restriction Stock Award is subject to a risk of forfeiture, subject to Section 9(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Restricted Stock Unit Award, but in no event later than 12 months before the first date on which any portion of such Restricted Stock Unit Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code).

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the regular dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Any such determination by the Committee shall be made at the grant date of the applicable Award.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 8 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violation the requirements of Section 409A of the Code.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in compliance with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, as defined in Section 7(e)(ii) hereof, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may not be made earlier than the first to occur of (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

(f) Grandfathered Awards. No provision of this amendment and restatement shall apply to any Award granted prior to the Effective Date that would otherwise be grandfathered from the changes to eliminate the “performance-based compensation” exemption to Section 162(m) of the Code to the extent any such provision would result in a material modification under IRS regulations or guidance.

8. Change in Control.

(a) Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 8(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 9(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(iv) Notwithstanding the foregoing or any provision in any Award Agreement to the contrary, and unless the Committee otherwise determines in a specific instance or as is provided in any employment or other agreement between the Participant and the Company or any Related Entity, each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii), if either (A) the Company is the surviving entity in the Change in Control and the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award continues to be outstanding after the Change in Control on the substantially same terms and conditions as were applicable immediately prior to the Change in Control or (B) the successor company assumes or substitutes for the applicable Award, as determined in accordance with Section 9(c)(ii) hereof.

(b) Definition of “Change in Control”. A “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 8(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Related Entities, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Related Entities (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

9. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 9(c)(ii) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, No such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity, (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of New York without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l) Awards Subject to Shareholder Approval; Termination of Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

(m) Data Protection. A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the collection and processing of personal data relating to the Participant so that the Company and its Subsidiaries can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data shall include data about participation in the Plan and Shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 3, 2021 for shares held directly and by 11:59 p.m. Eastern Time on December 30, 2020 for shares held in a 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ENZ2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 3, 2021 for shares held directly and by 11:59 p.m. Eastern Time on December 30, 2020 for shares held in a 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D27019-P46856 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ENZO BIOCHEM, INC.

The Board of Directors recommends you vote "FOR" the nominees under Proposal 1 and "FOR" Proposals 2, 3 and 4.

1. Election of Class III Directors for a three-year term:

Nominees:	For	Against	Abstain
1a. Elazar Rabbani	☐	☐	☐
1b. Ian Walters	☐	☐	☐

Election of Class II Director for a two-year term:

Nominee:	For	Against	Abstain
1c. Mary Tagliaferri	☐	☐	☐

	For	Against	Abstain
2. Company proposal to approve, on an advisory basis, Named Executive Officer compensation:	☐	☐	☐
3. Company proposal to ratify the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for fiscal 2021:	☐	☐	☐
4. Company proposal to approve the amendment and restatement of the Company's Amended and Restated 2011 Incentive Plan including an increase in the number of shares of common stock authorized for grant under such plan:	☐	☐	☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, custodian or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PLEASE VOTE TODAY!

SEE REVERSE SIDE

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D27020-P46856

W H I T E   P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF ENZO BIOCHEM, INC.
2020 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Dov Perlysky and Rebecca J. Fischer or any of the foregoing, as proxies, each with full power of substitution, revoking all proxies previously given, and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Enzo Biochem, Inc. that the undersigned would be entitled to vote if present at the 2020 Annual Meeting of Shareholders to be held at 9:00 a.m. Eastern Time on January 4, 2021 virtually at www.virtualshareholdermeeting.com/ENZ2020, and at any adjournment or postponement thereof (the "Annual Meeting").

This proxy, when properly executed, will be voted in the manner specified on the reverse side. **IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 and 4.** The proposals are more fully described in the Proxy Statement. If a matter is not timely submitted pursuant to Rule 14a-4(c)(1), the proxies appointed in this proxy card will have discretionary authority to vote with respect to any such matter subsequently and properly raised at the Annual Meeting. Only shareholders of record as of the close of business on November 23, 2020 may vote at the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD, USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT - PLEASE VOTE TODAY

Continued and to be signed and dated on reverse side